SPONSOR AGREEMENT
                          TOUCHSTONE ADVISORS, INC. AND
           TOUCHSTONE SERIES TRUST (FORMERLY SELECT ADVISORS TRUST A)

                                 AMENDMENT NO. 3

         AMENDMENT dated as of January 1, 1999, between TOUCHSTONE SERIES TRUST (formerly Select Advisors Trust A), a Massachusetts business trust (the "Trust") and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone").

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to each series of the Trust (each a "Fund") pursuant to the Sponsor Agreement dated as of September 9, 1994, as amended (the "Agreement") between the Trust and Touchstone; and

         WHEREAS, the Trust and Touchstone wish to amend the Agreement to reflect (1) the designation of classes of shares of each series, (2) the reorganization pursuant to which Select Advisors Trust C, on behalf of each of its series, transferred to the corresponding series of the Trust all of its property and assets and all of its liabilities in exchange for Class C shares of such corresponding series of the Trust, (3) revisions to the Expense Cap Termination provision and the fee waiver provision and (4) changes in the address of the parties;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to Section 9 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

         (A) Section 5 of the Agreement shall read as follows:

               5.   OPERATING EXPENSE WAIVERS OR REIMBURSEMENT.

                    a) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of Class A of each Fund of the Trust (other than the Touchstone Standby Income Fund) such that after such reimbursement the aggregate Expenses of Class A of each such Fund of the Trust shall be equal on an annual basis to the following percentages of the average daily net assets of Class A of the Fund for the Fund's then-current fiscal year:


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               Touchstone Emerging Growth Fund Class A           1.50%
               Touchstone International Equity Fund Class A      1.60%
               Touchstone Income Opportunity Fund Class A        1.20%
               Touchstone Value Plus Fund Class A                1.30%
               Touchstone Growth & Income Fund Class A           1.30%
               Touchstone Balanced Fund Class A                  1.35%
               Touchstone Bond Fund Class A                      0.90%


                    b) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the Expenses of Class C of each Fund of the Trust (other than the Touchstone Standby Income Fund) such that after such reimbursement the aggregate Expenses of Class C of each such Fund of the Trust shall be equal on an annual basis to the following percentages of the average daily net assets of Class C of the Fund for the Fund's then-current fiscal year:


                Touchstone Emerging Growth Fund Class C          2.25%
                Touchstone International Equity Fund Class C     2.35%
                Touchstone Income Opportunity Fund Class C       1.95%
                Touchstone Value Plus Fund Class C               2.05%
                Touchstone Growth & Income Fund Class C          2.05%
                Touchstone Balanced Fund Class C                 2.10%
                Touchstone Bond Fund Class C                     1.65%


                    c) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the Expenses of Class Y of each Fund of the Trust (other than the Touchstone Standby Income Fund) such that after such reimbursement the aggregate Expenses of Class Y of each such Fund of the Trust shall be equal on an annual basis to the following percentages of the average daily net assets of Class Y of the Fund for the Fund's then-current fiscal year:


                Touchstone Emerging Growth Fund Class Y          1.25%
                Touchstone International Equity Fund Class Y     1.35%
                Touchstone Income Opportunity Fund Class Y       0.95%
                Touchstone Value Plus Fund Class Y               1.05%
                Touchstone Growth & Income Fund Class Y          1.05%
                Touchstone Balanced Fund Class Y                 1.10%
                Touchstone Bond Fund Class Y                     0.65%


                    d) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the Expenses of the Touchstone Standby Income Fund of the Trust such that after such reimbursement the aggregate Expenses of the Touchstone Standby Income Fund of the Trust shall be equal on an annual basis to 0.75% of the average daily net assets of the Touchstone Standby Income Fund for the Fund's then-current fiscal year.

                    e) Touchstone's obligations in this Section 5 may be terminated, with respect to any Fund or any class of


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                         any Fund, by Touchstone as of the end of any calendar
                         quarter after December 31, 1999, upon at least 30 days prior written notice to the Trust (an "Expense Cap Termination").

               (B) The last paragraph of Section 6 of the Agreement shall read as follows:

                    Touchstone hereby waives all of its fees under this Agreement with respect to each Fund until April 30, 2000.

               (C)  Section 9(a) of the Agreement shall read as follows:

                    This Agreement may be terminated, with respect to any Fund or Funds or any class or classes

                    a) by Touchstone, either (i) at the end of the calendar quarter after December 31, 1999 during which Touchstone has given at least 30 days advance written notice to the Trust, on behalf of each such Fund, that it is terminating this agreement as to such fund or (ii) at such time as Touchstone ceases to be the investment advisor to each such Fund. In the event of a termination pursuant to the foregoing clause (i) of the foregoing sentence, each party's obligations hereunder shall terminate as to each such Fund as of the end of the calendar quarter in which the notice of termination is given; in the event of a termination pursuant to clause (ii) of the preceding sentence Touchstone's obligations hereunder shall terminate as to each such Fund as of the effective date of its termination as investment advisor.

               (D)  Section 12 of the Agreement shall read as follows:

                    12. NOTICE. Any notice under this Agreement shall be in writing addressed and delivered personally (or by telecopy) or mailed postage-paid, to the other party at such address as such other party may designate in accordance with this paragraph for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and Touchstone shall be 311 Pike Street, Cincinnati, OH 45202.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of January 4, 1999. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Amendment are not binding upon the Trust's Trustees, its officers, or investors in the Funds individually, but bind only the Trust estate.

TOUCHSTONE ADVISORS, INC.            TOUCHSTONE SERIES TRUST

By:      /S/ PATRICIA WILSON         By:   /S/ JILL T. MCGRUDER
                                           Jill T. McGruder
Name:    PATRICIA WILSON                   President and Chief Executive Officer

Title:   CHIEF COMPLIANCE OFFICER


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